AMENDED AND RESTATED BY-LAWS OF
THE AES CORPORATION
ARTICLE I OFFICES
1.1.The registered office of The AES Corporation (the “Corporation”) shall be at 251 Little Falls Drive, Wilmington, Delaware, 19808.
1.2.The Corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Corporation’s Board of Directors (“Board” or “Board of Directors”) may from time to time determine or the business of the Corporation may require.
1. MEETINGS OF STOCKHOLDERS
1.1.All meetings of stockholders shall be held at such time and place within or without the State of Delaware as may be determined from time to time by the Board of Directors (or the Chairperson in the absence of a designation by the Board of Directors) as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. The Board of Directors may alternatively determine that a meeting of stockholders shall not be held at any place, but shall instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, “Delaware Law”).
1.2.Annual meetings of stockholders shall be held on the first Friday of June of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect a Board of Directors, and transact any other business as may properly come before the meeting.
1.3.The Corporation shall prepare, no later than the tenth day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal executive offices of the Corporation.

1.4.(A) Special meetings of the stockholders, unless otherwise prescribed by Delaware Law or by the Certificate of Incorporation, may be held as may from time to time be designated by the Board of Directors and (1) may be called by the Chairperson of the Board, the Chief Executive Officer or by resolution adopted by a majority of the entire Board of Directors or (2) shall be called by the Chairperson of the Board or the Secretary at the written request of one or more stockholders of record that at the time a request is delivered Own (as defined in Section 2.04(F)) or who are acting on behalf of one or more stockholders or beneficial owners who Own shares representing at least twenty-five percent (25%) (the “Requisite Percent”) of the outstanding shares of the capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, provided a special meeting called at the request of one or more stockholders (a “Stockholder Requested Special Meeting”) shall be called by the Chairperson of the Board or the Secretary only if the stockholder(s) requesting such meeting provide the information regarding such stockholder(s) and the proposed special meeting as provided herein and comply with such procedures set forth in Section 2.04(B).
1.4.1.In order for a Stockholder Requested Special Meeting to be called by the Chairperson of the Board or the Secretary, one or more written requests for a special meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the stockholders of record that Own the Requisite Percent of capital stock of the Corporation (or their duly authorized agents), must be delivered to the Secretary at the principal executive offices of the Corporation and must be accompanied by:
1.4.1.1.in the case of any Stockholder Requested Special Meeting at which director nominations are proposed to be presented, the information, representations and agreements required by Sections 2.16 and 9.01 of these By-Laws; and/or
1.4.1.2.in the case of any Stockholder Requested Special Meeting at which any business other than nominations of persons for election to the Corporation’s Board of Directors is proposed to be presented, the information required by Sections 2.15 and 2.16 of these By-Laws (which shall be in addition to the information required by Section 9.01 if director nominations are also proposed to be considered); and

1.4.1.3.(a) as to each stockholder of the Corporation signing such request, or if such stockholder is a nominee or custodian, the beneficial owner(s) on whose behalf such request is signed, (i) an affidavit by each such person stating the number of shares of capital stock of the Corporation that it Owns as of the date such request was signed and agreeing to continue to Own such number of shares of capital stock through the date of the Stockholder Requested Special Meeting and an agreement by such person to update and supplement such affidavit as of the record date for the Stockholder Requested Special Meeting, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting; provided that in the event of any decrease in the number of shares of capital stock of the Corporation Owned by such person at any time before the Stockholder Requested Special Meeting, such person’s Special Meeting Request shall be deemed to have been revoked with respect to such shares of capital stock of the Corporation comprising such reduction and shall not be counted towards the calculation of the Requisite Percent, and (ii) a statement stating whether it intends to maintain Ownership of the Requisite Percent of capital stock of the Corporation for at least one year following the Stockholder Requested Special Meeting, and (b) as to the stockholder seeking to call the special meeting (or the person on whose behalf the stockholder is acting, as applicable) or any stockholder or beneficial owner who has solicited other stockholders to request the special meeting, the information required under Sections 2.15 and 2.16 as to such stockholder or beneficial owner.
1.4.2.One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above and has been dated and delivered to the Secretary within 60 days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request shall not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within five business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the Request Receipt Date by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation, the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special meeting. The determination of the validity of a Special Meeting Request shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders and the date of such determination is referred to herein as the “Request Receipt Date.” A Special Meeting Request shall not be valid if: (1) such Special Meeting Request relates to an item of business that involves a violation of applicable law, is not a proper subject for stockholder action under the Certificate of Incorporation, these By-Laws or applicable law or is expressly reserved for action by the Board of Directors under the Certificate of Incorporation, these By-Laws or applicable law, or (2) the Request Receipt Date occurs during the period commencing 90 days prior to the first anniversary of the date of the most recent annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, or (3) the purpose specified in the Special Meeting Request relates to an item of business (other than the election of directors) that is the same or substantially similar (as determined in good faith by the Board of Directors, a “Similar Item”) to an item of business that was presented at any meeting of stockholders held within the 12 months prior to the Request Receipt Date, or (4) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called or that is called for a date within 90 days of the Request Receipt Date.
1.4.3.Any special meeting of stockholders shall be held at such date and time as may be fixed by the Board of Directors in accordance with these By-Laws and in compliance with Delaware Law; provided, however that a Stockholder Requested Special Meeting shall be called for a date not more than (1) 90 days after the Request Receipt Date (or, in the case of any litigation related to the validity of the requests for a Stockholder Requested Special Meeting, 90 days after the resolution of such litigation), or (2) 50 days after the date the Corporation files definitive soliciting materials with respect to such meeting pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), whichever is latest.
1.4.4.Business transacted at any Stockholder Requested Special Meeting shall be limited to (1) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percent of record holders and (2) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. If none of the stockholders who submitted the Special Meeting Request, or their qualified representatives (as defined in this Section 2.04(E)), attends the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request(s), the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation. For purposes of these By-Laws, to be considered a “qualified representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
1.4.5.For the purposes of this Section 2.04 and Section 9.02, a stockholder or beneficial owner shall be deemed to “Own” only those shares of outstanding capital stock as to which such person possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (a) sold by such person or any of its affiliates (for purposes of these By-Laws, as such term is defined in Rule 12b-2 of the Exchange Act) in any transaction that has not been settled or closed, (b) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other Derivative Instruments (as defined in Section 2.16(B)) or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or affiliate. A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person shall be deemed to continue to Own shares during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five (or less) business days’ notice, and has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. The determination of the extent to which a stockholder or beneficial owner “Owns” any shares of capital stock for these purposes shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders.
1.5.Written notice of the annual meeting or any special meeting of stockholders stating the place, if any, means of remote communication, if any, date and hour of the meeting shall be given in accordance with Section 4.01 to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
1.6.Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
1.7.The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by Delaware Law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, or the officer presiding over the meeting, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. When a stockholders’ meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice of the adjourned meeting need not be given if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjournment, are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of the meeting, provided that if the adjournment is for more than 30 days, or after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 2.01 or 2.05 as the case may be, to each stockholder of record entitled to vote at the meeting. At such adjournment at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
1.8.(A) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided by Delaware Law, the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.
1.8.1.At any meeting of stockholders at which directors are to be elected, a nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In an election of directors other than an uncontested election, the nominees receiving the greatest number of votes shall be elected as directors, up to the number of directors as shall constitute the whole Board as set pursuant to Section 3.02. For purposes of this Section 2.08(B), an “uncontested election” means any meeting of stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which (1) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 2.04, 9.01 or 9.02, or (2) such a notice has been submitted, and on or before the tenth day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (the “SEC”) (regardless of whether thereafter revised or supplemented), the notice has been (a) withdrawn in writing to Secretary, (b) determined not to be a valid notice of nomination by the Board of Directors (or a committee thereof) or if challenged in court, by a final court order, or (c) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.
1.8.2.To the extent required, the non-binding advisory vote pursuant to Section 14A(a)(2) of the Exchange Act with respect to the determination as to whether the advisory vote on executive compensation shall occur every one year, every two years or every three years, shall be decided by a plurality of the votes cast among those three alternatives; provided that for purposes of any vote required pursuant to this sentence, neither abstentions nor broker non-votes shall count as votes cast.
1.9.If a vote is to be taken by ballot, each ballot shall state the number of shares voted and the name of the stockholder or proxy voting.
1.10.Each meeting of the stockholders, whether annual or special, shall be presided over by the Chairperson of the Board if present, and if he or she is not present or declines to preside, by the Chief Executive Officer if present. If neither person specified in the preceding sentence is present, the meeting shall be presided over by the person designated in writing by the Chairperson of the Board, or if the Chairperson of the Board has made no designation, by the person designated by the Chief Executive Officer, or if the Chief Executive Officer has made no designation, by the person designated by the Board of Directors. The Secretary of the Corporation (or in his or her absence any Assistant Secretary) shall be the Secretary of any such meeting; in the absence of the Secretary and Assistant Secretaries, any person may be designated by the Board of Directors to act as Secretary of the meeting.

1.11.Any voting proxy given by a stockholder must be: in writing, executed by the stockholder, or, in lieu thereof, to the extent permitted by law, may be transmitted in a telegram, cablegram or other means of electronic transmission setting forth or submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a written or electronically-transmitted proxy authorized by this Section 2.11 may be substituted for or used in lieu of the original writing or electronic transmission to the extent permitted by law. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
1.12.The directors shall appoint one or more inspectors of election and of the vote at any time prior to the date of any meeting of stockholders at which an election is to be held or a vote is to be taken. In the event any inspector so appointed is absent from such meeting or for any other reason fails to act as such at the meeting, the person presiding at such meeting pursuant to these By-Laws may appoint a substitute who shall have all the powers and duties of such inspector. The inspector or inspectors so appointed shall act at such meeting, make such reports thereof and take such other action as shall be provided by law and as may be directed by the person presiding over the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
1.13.The directors may, at any time prior to any annual meeting or special meeting of the stockholders, adopt an order of business for such meeting which shall be the order of business to be followed at such meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting shall be announced at such meeting by the person presiding over such meeting.
1.14.(A) For purposes of determining the means of conducting the vote at any meeting of stockholders, a stock vote shall be taken by ballot on any resolution or other matter properly presented to the meeting for action in accordance with Section 2.15 or Section 9.01 if so ordered by the person presiding over the meeting.
1.14.1.The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate.

Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding at such meeting shall have the authority to announce and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of such person, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders may include without limitation, establishing: (1) an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the person presiding at such meeting shall permit; (4) provisions regarding entry to the meeting after the time fixed for the commencement thereof; (5) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (6) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (7) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the person presiding at such meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders.
1.15.(A) Only such business (other than nominations of persons for election to the Board of Directors, which must comply with the provisions of Section 9.01 or Section 9.02) may be transacted at an annual meeting of stockholders as is brought before the meeting (1) pursuant to the Corporation’s notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Corporation present in person (as defined in this Section 2.15(A)) who is a stockholder of record at the time of giving of the notice provided for in this Section 2.15, on the record date(s) for the determination of stockholders entitled to notice of and to vote at the annual meeting and at the time of the annual meeting, is entitled to vote thereon at the meeting and who complies with the notice procedures set forth in this Section 2.15; clause (3) shall be the exclusive means for a stockholder to submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the

Corporation’s notice of meeting) before an annual meeting of stockholders. For purposes of this Section 2.15 and Section 9.01, “present in person” shall mean that the stockholder proposing that the business or nomination to be brought before the meeting of stockholders, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, is in attendance at such meeting.
1.15.1.For business (other than the nominations of persons for election to the Board of Directors, which must comply with the provisions of Section 9.01 or Section 9.02) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.15(A)(3), the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Certificate of Incorporation, these By-Laws and applicable law and must not be expressly reserved for action by the Board of Directors under the Certificate of Incorporation, these By-Laws or applicable law.
To be timely, a stockholder’s notice shall be delivered, either by personal delivery or by United States mail, postage pre-paid, to the Secretary at the principal executive offices of the Corporation by the close of business (as defined in Section 2.15(E)) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2.15(E)) of the date of such meeting is first made by the Corporation. In no event shall an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute proposals of business following the expiration of the time periods prescribed for delivery of notice in this Section 2.15(B).
To be in proper written form, such stockholder’s notice shall set forth (1) a brief description of the business proposed to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) the reasons why such stockholder or any other Proposing Person (as defined in this Section 2.15(B)) believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders, and (5) any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with the solicitations of proxies in support of the business proposed to be brought before the meeting. In addition, to be in proper written form, such stockholder’s notice shall set forth the information required under Section 2.16.
For purposes of these By-Laws, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the meeting is made, (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner(s) in such solicitation of proxies in respect of any such proposed business, (d) any affiliate of such stockholder or beneficial owner(s), (e) any person controlling, controlled by or under common control with such stockholder or beneficial owner(s), and (f) any person acting in concert with such stockholder or beneficial owner(s). For purposes of these By-Laws, a person shall be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be “acting in concert” with any other person solely as a result of the solicitation or receipt of revocable proxies, or special meeting demands from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person deemed to be “acting in concert” with another person shall be deemed to be “acting in concert” with any third party who is also “acting in concert” with such other person.
1.15.1.A stockholder shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice (including any information submitted regarding any Proposing

Person) shall be true and correct as of (1) the record date for the determination of persons entitled to receive notice of the meeting and (2) the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (1) above, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two business days after the record date for the determination of persons entitled to receive notice of the meeting. In the case of an update and supplement pursuant to clause (2) above, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to such adjourned or postponed meeting. The obligation to update and supplement as set forth in this paragraph or any other section of these By-Laws shall not cure or limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the By-Laws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business and/or resolutions proposed to be brought before a meeting of stockholders.
1.15.2.Only such business (other than nominations of persons for election to the Board of Directors, which must comply with the provisions of Section 9.01 or Section 9.02) shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.15, other than business properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Board of Directors or the person presiding over a meeting of stockholders shall have the power and duty to determine whether any business proposed by any stockholder to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 2.15 and, if any proposed business is not in compliance with this Section 2.15, then except as otherwise provided by law, the person presiding over the meeting of stockholders shall have the power and duty to declare that such defective proposal shall be disregarded. In addition, business proposed to be brought by a stockholder may not be brought before a meeting of stockholders if such stockholder or any Proposing Person takes action contrary to the representations made in the stockholder notice applicable to such business or if the stockholder notice applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading or, if after being submitted to the Corporation, the stockholder notice applicable to such business was not updated in accordance with these By-Laws to cause the information provided in the stockholder notice to be true, correct and complete in all respects.
1.15.3.For purposes of these By-Laws, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.
1.15.4.In addition to the foregoing provisions of this Section 2.15, a stockholder shall comply with all applicable requirements of the Exchange Act and Delaware Law with respect to the matters set forth in this Section 2.15. A stockholder is not entitled to have its proposal included in the Corporation’s proxy materials solely as a result of such stockholder’s compliance with the provisions of this Section 2.15. Nothing in this Section 2.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
1.16.(A) A stockholder’s notice must set forth the following as to the stockholder giving the notice, the beneficial owner(s), if any, on whose behalf the nomination or proposal is made, each Proposing Person and each Nominating Person (as defined in Section 9.01(C)), as the case may be: (1) the name and address of such person (including, if applicable, the name and address that appear on the Corporation’s books) and (2) the class and number of shares of the

Corporation which are, directly or indirectly, owned of record by such person as of the date of the notice.
1.16.1.A stockholder’s notice must set forth the following as to the stockholder giving the notice, the beneficial owner(s), if any, on whose behalf the nomination or proposal is made, each Proposing Person and each Nominating Person, as the case may be: (1) the class and number of shares beneficially owned (as defined in this Section 2.16(B)) but not of record by such person as of the date of the notice; (2) whether and the extent to which such person holds any voting, investment, pecuniary and/or economic interests, privileges or rights, directly or indirectly, in a security, contract or arrangement relating to the stock or other securities of the Corporation, including without limitation any derivative, option, swap, stock loan, repurchase agreement, or other instrument (whether settled in cash or in stock) whose value is derived, in whole or in part, from the price or other attribute of the stock or other securities of the Corporation (collectively, “Derivative Instruments”); (3) a description of all agreements, arrangements or understandings between such person and (a) any other person or persons (including their names) in connection with the proposal of such business (other than nominations) or (b) each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made, as the case may be; (4) a description of any substantial interest (within the meaning of Item 5 of Schedule 14A of the Exchange Act) of such person in such business or nomination, as the case may be, including any anticipated benefit to such person therefrom; (5) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) of the Exchange Act or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act by such person, if any; (6) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household; (7) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to be present in person at the meeting to bring such business before the meeting or to nominate the persons named in its notice, as the case may be; (8) a representation as to whether any person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposed business or elect the nominee and/or (b) otherwise engage in or be a participant in a solicitation (within the meaning of Rule 14a-1(1) under the Exchange Act) of proxies in support of such proposed business or nomination; (9) a representation as to whether or not the person will submit any other proposal or nomination at the meeting; and (10) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to business brought at a meeting of stockholders or for an election of directors, as the case may be, pursuant to Section 14 of the Exchange Act. For purposes of these By-Laws, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (2) the right to vote such shares, alone or in concert with others and/or (3) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
1.16.2.Notwithstanding the foregoing provisions of this Section 2.16, except as otherwise provided by law, if the stockholder does not provide the information required under Sections 2.16(A) and 2.16(B) to the Corporation within the time frames specified therein, or if the stockholder is not present in person at the meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
1.16.3.Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to Section 2.15, Section 9.01 or Section 9.02 shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder (including any information submitted regarding the submitting stockholder, any Eligible Stockholder (as defined in Section 9.02(B)), Proposing Person, Nominating Person or candidate proposed to be nominated for election as a director) in the notice delivered pursuant to the requirements of these By-Laws (including, if requested, written confirmation by such stockholder that it continues to intend to bring the business or nomination proposed in the notice before the meeting), and (B) such other information reasonably required by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, acting in good faith, to determine compliance with these By-Laws or the accuracy and completeness of any notice or solicitation given or made on behalf of such stockholder or such candidate. If a stockholder fails to provide such written verification or other information within such period, the information as to which written verification or other information was requested may be deemed not to have been provided in accordance with the requirements of these By-Laws.
1.16.4.Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to Section 2.15, Section 9.01 or Section 9.02 shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), a written supplement, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to update the information (including any information submitted regarding any submitting stockholder, Eligible Stockholder, Proposing Person, Nominating Person or candidate proposed to be nominated) contained in any previously submitted stockholder notice and provide the disclosures required by these By-Laws, such that they are current and true, correct and complete as of the date that such supplement is submitted to the Secretary. If a stockholder fails to provide such written supplement within such period, the information as to which a written supplement was requested may be deemed not to have been provided in accordance with the requirements of these By-Laws.
1.16.5.Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, each candidate proposed to be nominated for election as a director shall make himself or herself available for interviews with the Board of Directors and any duly authorized committee thereof within five business days of delivery of such request (or such other period as may be specified in such request).
1.16.6.For a notice to comply with the requirements of this Section 2.16, each of the applicable requirements of this Section 2.16 (and, as applicable, Section 2.15, Section 9.01 and Section 9.02) shall be directly and expressly responded to in a manner that clearly indicates and expressly references to which provisions of such Section(s) the information disclosed is intended to be responsive. Information disclosed in one section of the notice in response to one provision of such Sections shall not be deemed responsive to any other provision of such Sections unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of this Section 2.16 (and, as applicable, Section 2.15, Section 9.01 and Section 9.02) shall not satisfy the requirements thereof and shall be disregarded.
1.16.7.For a notice to comply with the requirements of this Section 2.16 (and, as applicable, Section 2.15, Section 9.01 and Section 9.02), it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared solely in response to the requirements of these By-Laws) all the information required to be included therein as set forth in such Section(s). A notice shall not be deemed to be in compliance with such Section(s) if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the SEC not prepared solely in response to the requirements of these By-Laws. For the further avoidance of doubt, the body of the notice shall not include any documents that are not prepared solely in response to the requirements of these By-Laws.
1.16.8.A stockholder submitting a notice pursuant to Section 2.15, Section 9.01 or Section 9.02, by its delivery to the Corporation, represents and warrants that all information contained therein (including any information regarding any Proposing Person, Nominating Person, Eligible Stockholder or candidate proposed to nominated for election as a director), as of the deadline for submitting the notice, is true, accurate and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If such information shall not be true, correct and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been validly provided.
1.17.(A) Any action that may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to each stockholder who did not consent thereto in writing.
1.17.1.In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the

Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business (as defined in Section 2.15(E)) on the day on which the Board of Directors adopts the resolutions taking such prior action.
2. MATTERS RELATING TO THE BOARD OF DIRECTORS
Directors
2.1.The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.
2.2.The number of directors of the Corporation which shall constitute the whole Board shall be nine, or such other number as may be determined from time to time by written resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.04, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders of the Corporation.
2.3.Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by delivering written notice thereof to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified with respect thereto the acceptance of such resignation shall not be necessary to make it effective.
2.4.Any director may be removed, with or without cause, at any time, by the affirmative vote of the holders of record of a majority of all the shares of capital stock entitled to vote at an election of directors. Vacancies in the Board of Directors created by the death, resignation or removal of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by Delaware Law.
Meetings of the Board of Directors
2.1.The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.
2.2.The Board of Directors shall meet as soon as practicable after the annual election of directors, for the purpose of organization and the transaction of other business including the election of officers and election of the Chairperson of the Board and, if applicable, a Vice Chairperson of the Board.
2.3.Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Any business of the Corporation may be transacted at any such regular meeting.
2.4.Special meetings of the Board of Directors shall be called at the request of the Chairperson of the Board, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, date and time of the meetings.
2.5.At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by Delaware Law, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
2.6.Unless otherwise restricted by the Certificate of Incorporation or these By- Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or such committee.
2.7.Members of the Board of Directors or any committee designated by the Board pursuant to Section 3.12 may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Committees of Directors
2.1.The Board of Directors may, by resolution passed by the affirmative vote of a majority of the directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the adopting resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matter: (A) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (B) adopting, amending or repealing any By-Law of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
2.2.Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Compensation
2.1.Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as directors and members of each such committee as shall be fixed from time to time by resolution of the Board of Directors (or a committee thereof), and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. Any directors receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.
3. NOTICES
3.1.Whenever notice is required to be given to any director or stockholder under the provisions of the Certificate of Incorporation, these By-Laws, or Delaware Law, it will be given in accordance with the applicable provisions of Delaware Law.
3.2.Whenever any notice is required to be given under the Certificate of Incorporation, these By-Laws, or Delaware Law, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance in person or by proxy of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting and does so object at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any director attending a meeting of the Board of Directors without protesting, prior to the meeting or at its commencement, any lack of notice shall be conclusively deemed to have waived notice of such meeting.
4. OFFICERS
4.1.The principal officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. Any number of offices may be held by the same person.
4.2.The principal officers of the Corporation shall be elected annually by the Board of Directors. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.
4.3.In addition to the principal officers enumerated in Section 5.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and

Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
4.4.The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors except to the extent such power shall be delegated, by resolution of the Board, to a committee of directors, to the Chairperson of the Board or to the Chief Executive Officer.
4.5.Any officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board of Directors in its sole discretion. Any vacancy occurring in any office of the Corporation may be filled at any time by the Board of Directors.
5. MATTERS RELATING TO THE STOCK OF THE CORPORATION
5.1.The shares of capital stock of the Corporation may be represented by certificates or may be uncertificated. To the extent that shares are represented by certificates, the certificates shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Every holder of shares of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation in the form approved by the Board of Directors, signed by, or in the name of the Corporation by, (A) the Chairperson of the Board or the President or a Vice President and (B) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of such shares owned by such stockholder in the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
5.2.Where any such certificate is signed either by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation and by a registrar, the signature of any such Chairperson of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any such officer who has signed, or whose facsimile signature has been affixed on, any such certificate shall cease to be such officer, whether because of resignation, removal or otherwise, before such certificate has been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of such delivery.
5.3.In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board, may authorize the issuance of uncertificated shares or, if requested by the registered owner, a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that in each such case the applicant for uncertificated shares or a substitute certificate shall furnish evidence to the Corporation which the Board of Directors, or any office or officers authorized as aforesaid, determines is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by the Board.
5.4.Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing, and upon the surrender of the certificate therefor to the Corporation or the transfer agent of the Corporation, properly endorsed for transfer or accompanied by proper evidence of succession, assignment or authority to transfer, or in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and in either case upon payment of all necessary transfer taxes; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent of the Corporation. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
5.5.(A) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of

Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business (as defined in Section 2.15(E) above) on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting. See Section 2.17(B) with respect to the fixing of a record date to determine the stockholders entitled to consent to corporate action in writing without a meeting.
5.5.1.In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
5.6.The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Delaware Law.
6. GENERAL PROVISIONS
Dividends
6.1.Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with Delaware Law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the applicable provisions, if any, of the Certificate of Incorporation.
6.2.Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
Fiscal Year
6.1.The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.
Voting Securities Held by the Corporation
6.1.Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.
6.2.The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
7. INDEMNIFICATION
7.1.(A) Any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to or was or is involved (as a witness or otherwise) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Corporation, to the extent authorized by the laws of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such laws permitted prior to such amendment), against all expenses (including, but not limited to, attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding. In the event of any action or suit by or in the right of the Corporation to procure a judgment in its favor, such persons shall be indemnified by the Corporation against expenses (including attorneys’ fees) under the same conditions and to the same extent as specified above, except that no indemnification is permitted in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
7.1.1.The right to indemnification conferred in this Article VIII is and shall be a contract right. The right to indemnification conferred in this Article VIII shall include the right to be paid by the Corporation the expenses (including attorneys’ fees and retainers therefor) reasonably incurred in connection with any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from a director, officer or employee of the Corporation requesting such advance or advances from time to time; provided, however, the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director, officer or employee to repay all amounts so advanced if it shall ultimately be determined that such director, officer or employee is not entitled to be indemnified under this Article VIII or otherwise.
7.1.2.To obtain indemnification under this Article VIII, an indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to such person and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification.
7.1.3.The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware Law. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director, officer or employee, and each such agent to which rights to indemnification have been granted as provided in paragraph (E) of this Section 8.01, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.
7.1.4.The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.
7.1.5.Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this Article VIII in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.
8. NOMINATION OF DIRECTORS

8.1.(A) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the rights of holders of any preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors (1) by or at the direction of the Board of Directors, (2) by any stockholder of the Corporation present in person who is a stockholder of record at the time of giving of the notice provided for in this Section 9.01, on the record date(s) for the determination of stockholders entitled to notice of and to vote at the meeting and at the time of the meeting, is entitled to vote thereon at the meeting, who complies with the notice procedures set forth in this Section 9.01, and who nominates a number of nominees that does not exceed the number of directors that will be elected at the meeting, (3) by any Eligible Stockholder who complies with the procedures set forth in Section 9.02, or (4) in the case of a Stockholder Requested Special Meeting, by any stockholder of the Corporation who complies with the procedures set forth in Section 2.04; clauses (2), (3), and (4) shall be the exclusive means for a stockholder to nominate persons for election to the Board of Directors before an annual meeting or special meeting of stockholders (in addition to complying with the other applicable requirements of the Certificate of Incorporation, these By-Laws, Rule 14a-19 promulgated under the Exchange Act and other state and federal law). Notwithstanding any other provision of these By-Laws, in the case of a Stockholder Requested Special Meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.04.
8.1.1.Any stockholder of record may nominate one or more persons for election as director at a meeting (other than a Stockholder Requested Special Meeting) only if the notice required by this Section 9.01 with respect to any nomination or nominations (including the completed and signed questionnaire, representation and agreement required by Section 9.01(D)) has been given, either by personal delivery or by United States mail, postage prepaid, in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation (1) with respect to an election to be held at an annual meeting of stockholders, in accordance with the time periods prescribed for delivery of notice under Section 2.15(B), and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors (other than a Stockholder Requested Special Meeting), the close of business (as defined in Section 2.15(E)) on the seventh day following the earlier of (a) the date on which notice of such meeting is first given to stockholders and (b) the date on which a public announcement (as defined in Section 2.15(E)) of such meeting is first made. In no event shall an adjournment, recess or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods prescribed for delivery of notice under Section 2.15(B).
8.1.2.To be in proper written form, each such notice shall include: (1) the class and number of shares of the Corporation which are beneficially owned and of record by each person whom the stockholder proposes to nominate for election as a director; (2) the name and address of the person or persons to be nominated; (3) the written consent of each nominee to be named in proxy materials as a nominee and to serve as a director of the Corporation if so elected; and (4) as to each person whom the stockholder proposes to nominate for election as a director (a) the name of each nominee holder of shares beneficially owned but not of record by such person and the number of shares of stock held by each such nominee holder, (b) whether and the extent to which any Derivative Instrument has been entered into by or on behalf of such person with respect to stock of the Corporation, (c) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, (d) a reasonably detailed description of all direct and indirect compensation, reimbursement, indemnification, benefits and other agreements, arrangements and understandings (written or oral and formal or informal and whether monetary or non-monetary) during the past three years, and any other relationships, between or among any Nominating Person or Eligible Stockholder, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 or any successor provision promulgated under Regulation S-K if the Nominating Person or Eligible Stockholder were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant, (e) a representation regarding whether a Nominating Person intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and, in the event that a Nominating Person so intends, or is part of a group that so intends, a written agreement (in the form provided by the Secretary of the Corporation upon written request), on behalf of such Nominating Person and any group of which it is a member, in which such Nominating Person acknowledges and agrees (A) that it, or the group of which it is a part, intends to solicit the holders of shares representing at least 67% of the voting power of the Corporation’s shares entitled to vote on the election of directors in support of such director nominees other than the Corporation’s nominees in accordance with Rule 14a-19(a)(3) promulgated under the Exchange Act, (B) that it shall notify the Secretary of the Corporation promptly if any change occurs with respect to the intent of such Nominating Person or the group of which such Nominating Person is a part to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees or with respect to the names of such Nominating Person’s nominees, (C) that if such Nominating Person or the group of which it is a part (i) provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such Nominating Person’s nominees, and (D) that, upon request by the Corporation, if such Nominating Person or the group of which it is a part provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Such notice shall be accompanied by a written consent of each such director nominee to being named in the proxy materials as a nominee, and (f) a completed and signed questionnaire, representation and agreements required by Section 9.01(D).
For purposes of these By-Laws, the term “Nominating Person” shall mean: (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder or beneficial owner(s) in any solicitation of proxies in respect of any such proposed nomination, (d) any Affiliate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-Laws) of such stockholder or beneficial owner(s), (e) any person controlling, controlled by or under common control with such stockholder or beneficial owner(s), and (f) any person acting in concert with such stockholder or beneficial owner(s). In addition, such stockholder’s notice shall set forth the information required under Section 2.16 of these By-Laws. Notwithstanding the foregoing provisions of this Section 9.01(C), the Corporation also may require each person to be nominated to furnish such other information as may reasonably be required by the Corporation to determine the eligibility and qualifications of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9.01 or in Section 9.02. Only such nominations of persons for election to the Board of Directors shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9.01 and pursuant to Rule 14a-19 under the Exchange Act or in Section 9.02. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Board of Directors or the person presiding over a meeting of stockholders shall have the power and duty to determine whether any nomination proposed by any stockholder to be brought before the meeting was made or proposed in accordance with the procedures set forth in the applicable section and, if any nomination is not in compliance with such section, then except as otherwise provided by law, the person presiding over the meeting of stockholders shall have the power and duty to declare that such defective nomination or other business shall be disregarded. In addition, a nomination proposed to be brought by a stockholder pursuant to this Section 9.01 may not be brought before a meeting if such stockholder or any Nominating Person or Eligible Stockholder takes action contrary to the representations made in the stockholder notice applicable to such nomination or if the stockholder notice applicable to such nomination contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading or, if after being submitted to the Corporation, the stockholder notice applicable to such nomination was not updated in accordance with these By-Laws to cause the information provided in the stockholder notice to be true, correct and complete in all respects. A stockholder is not entitled to have its nomination included in the Corporation’s proxy materials solely as a result of such stockholder’s compliance with the provisions of this Section 9.01, except if such nominees are also submitted in accordance and in compliance with Rule 14a-19 under the Exchange Act and other applicable requirements of state and federal law.
8.1.1.For a stockholder nominee to be eligible for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.15(B)) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request by a stockholder of record) and a written representation and agreement (in the form provided by the Secretary upon written request by a stockholder of record) that such person (1) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (3) has disclosed to the Corporation any and all potential and actual conflicts of interest of such nominee with the Corporation and (4) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and any other Corporation policies and guidelines applicable to directors.
8.1.2.A stockholder shall update and supplement its notice to the Corporation of any nomination proposed to be made at a meeting, if necessary, so that the information provided or required to be provided in such notice (including any information submitted regarding any Nominating Person, Eligible Stockholder, or candidate whom a Nominating Person proposes to nominate for election as a director) shall be true and correct as of (1) the record date for the determination of persons entitled to receive notice of the meeting and (2) the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (1) above, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two business days after the record date for the determination of persons entitled to receive notice of the meeting. In the case of an update and supplement pursuant to clause (2) above, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to such adjourned or postponed meeting. The obligation to update and supplement set forth in this paragraph or any other section of these By-Laws shall not cure or limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the By-Laws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the By-Laws to amend or update any nomination or to submit any new nomination, including by changing or adding nominees proposed to be brought before a meeting of stockholders.
8.1.3.In addition to the foregoing provisions of this Section 9.01, a stockholder shall comply with all applicable requirements of the Exchange

Act (including Rule 14a-19 promulgated thereunder) and Delaware Law with respect to the matters set forth in this Section 9.01.
8.1.4.Without limiting the other provisions and requirements of this Section 9.01, unless otherwise required by applicable law, if any stockholder (i) provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
8.1.5.A stockholder is not entitled to have its nominees included in the Corporation’s proxy materials as a result of such stockholder’s compliance with the provisions of this Section 9.01, except if such nominees are also submitted in accordance and in compliance with Rule 14a-19 promulgated under the Exchange Act and other applicable requirements of state and federal law.
8.2.(A) Subject to the terms and conditions of these By-Laws, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation will include in its proxy statement and on its form of proxy the name of a nominee for election to the Board of Directors submitted pursuant to this Section 9.02 (a “Stockholder Nominee”), and will include in its proxy statement the “Required Information” (as defined in Section 9.02(D)), if:
8.2.1.1.the Stockholder Nominee satisfies the eligibility requirements in this Section 9.02,
8.2.1.2.the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 9.02 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder,

8.2.1.3.the Eligible Stockholder expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials, and
8.2.1.4.the additional requirements of these By-Laws are met.
8.2.1.To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 9.02(B) must:
8.2.1.1.Own and have Owned (as defined in Section 9.02(C)), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted for any stock splits, stock dividends, or similar events) that represents at least three percent (3%) of the outstanding shares of the Corporation that are entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and
8.2.1.2.thereafter continue to Own the Required Shares through such annual meeting of stockholders.
For purposes of satisfying the ownership requirements of this Section 9.02(B), a group of no more than twenty stockholders and/or beneficial owners may aggregate the number of shares of capital stock that each group member Owns and has Owned continuously for at least three years as of the date of the Stockholder Notice. No stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as more than one Eligible Stockholder under this Section 9.02. A group of any two or more funds that are (a) under common management and funded primarily by the same employer, or (b) constitute a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (but without regard to whether such investment companies are registered pursuant to the Investment Company Act of 1940, as amended) shall be treated as one stockholder or beneficial owner for purposes of this Section 9.02. Whenever an Eligible Stockholder consists of a group of stockholders and/or beneficial owners, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 9.02 must be satisfied by and as to each such stockholder or beneficial owner, except that shares may be aggregated as specified in this Section 9.02(B) and except as otherwise provided in this Section 9.02.
8.2.1.For purposes of this Section 9.02, the term “Own,” when used with respect to a stockholder or beneficial owner, shall have the meaning set forth in Section 2.04(F) and the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings.

8.2.2.For purposes of this Section 9.02, the “Required Information” that the Corporation will include in its proxy statement is:
8.2.2.1.the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act, and
8.2.2.2.if the Eligible Stockholder so elects, a single written statement of the Eligible Stockholder (or, in the case of a group, a single written statement of the group), not to exceed 500 words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).
Notwithstanding anything to the contrary contained in this Section 9.02, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 9.02 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
8.2.1.The Stockholder Notice shall set forth all information, representations and agreements required under Section 2.16 above (and for such purposes, references in Section 2.16 to the “beneficial owner” on whose behalf the nomination is made shall be deemed to refer to “Eligible Stockholder”), other than any such information, representations and agreements to be made relating specifically to the requirements of Rule 14a-19 promulgated under the Exchange Act, and in addition such Stockholder Notice shall include:
8.2.1.1.a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act,
8.2.1.2.a statement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (a) setting forth and certifying to the number of shares of capital stock the Eligible Stockholder Owns and has Owned (as defined in Section 9.02(C) of these By-Laws) continuously for at least three years as of the date of the Stockholder Notice, (b) agreeing to continue to Own such shares through the annual meeting, (c) agreeing that within five business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting, it will recall any of the Required Shares that have been loaned and continue to hold the Required Shares through the date of the annual meeting, and (d) stating whether it intends to maintain Ownership of the Required Shares for at least one year following the annual meeting,
8.2.1.3.the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:
8.2.1.3.1.it will provide (i) the information required under Section 2.16 as of the record date, (ii) written statements from the record holder and intermediaries as required under Section 9.02(G) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, as of the record date, and (iii) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting of stockholders,
8.2.1.3.2.it (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 9.02, (iii) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, and (iv) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and
8.2.1.3.3.it will (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (ii) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 9.02, comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (iv) file all materials described below in Section 9.02(G)(3) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, and (v) promptly provide to the Corporation prior to the day of the annual meeting such additional information as reasonably requested by the Corporation, and
8.2.1.4.in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination.
8.2.2.To be timely under this Section 9.02, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.15(E) above) on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, to be timely the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2.15(E) above) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.
8.2.3.An Eligible Stockholder must:
8.2.3.1.within five business days after the date of the Stockholder Notice, provide to the Corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 9.02,
8.2.3.2.include in the Schedule 14N filed with the SEC a statement by the Eligible Stockholder (and in the case of a group, by each stockholder or beneficial owner whose shares are aggregated for purposes of constituting and Eligible Stockholder) certifying (a) the number of shares of capital stock that it Owns and has Owned continuously for at least three years as of the date of the Stockholder Notice, and (b) that it Owns and has Owned such shares within the meaning of Section 9.02(C),
8.2.3.3.file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the

Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A,
8.2.3.4.in the case of any group, within five business days after the date of the Stockholder Notice, provide to the Corporation documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty, including whether a group of investment companies qualifies as one stockholder or beneficial owner within the meaning of Section 9.02(B), and
8.2.3.5.update and supplement the Stockholder Notice if necessary, so that the information provided or required to be provided in such notice (including any information submitted regarding any Eligible Stockholder or Stockholder Nominee) shall be true and correct as of (1) the record date for the determination of persons entitled to receive notice of the meeting and (2) the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (1) above, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two business days after the record date for the determination of persons entitled to receive notice of the meeting. In the case of an update and supplement pursuant to clause (2) above, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to such adjourned or postponed meeting. The obligation to update and supplement set forth in this paragraph or any other section of these By-Laws shall not cure or limit the

Corporation’s rights with respect to any deficiencies in any Stockholder Notice, extend any applicable deadlines hereunder or under any other provision of the By-Laws or enable or be deemed to permit a stockholder who has previously submitted a Stockholder Notice or a stockholder notice under any other provision of the By-Laws to amend or update any nomination or to submit any new nomination, including by changing or adding nominees proposed to be brought before a meeting of stockholders.
The information provided pursuant to this Section 9.02(G) shall be deemed part of the Stockholder Notice for purposes of this Section 9.02.
8.2.1.Within the time period for delivery of the Stockholder Notice, a written representation and agreement of each Stockholder Nominee shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, which shall be signed by each Stockholder Nominee and shall represent and agree that such Stockholder Nominee:
8.2.1.1.consents to being named in proxy materials as a nominee and to serving as a director if elected;
8.2.1.2.is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation;
8.2.1.3.is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; and
8.2.1.4.if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors.
At the time of submission of the Stockholder Notice, the Stockholder Nominee must submit all completed and signed questionnaires required of the Corporation’s directors and, at the request of the Corporation, provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 9.02.
8.2.1.In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 9.02.
8.2.2.Notwithstanding anything to the contrary contained in this Section 9.02, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
8.2.2.1.the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 9.02), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 9.02) was not, when provided, true, correct and complete, or the requirements of this Section 9.02 have otherwise not been met,
8.2.2.2.the Stockholder Nominee (a) is not independent under any applicable listing standards, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s Directors, (b) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (c) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (d) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (e) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,
8.2.2.3.the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in Section 9.01 of this Article IX,
8.2.2.4.the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to violate the Certificate of Incorporation, these By-Laws, any applicable law, rule, regulation or listing standard, or
8.2.2.5.the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to these By-Laws, including but not limited to its obligations under this Section 9.02.
8.2.3.The maximum number of Stockholder Nominees submitted by all Eligible Stockholders that may be included in the Corporation’s proxy materials pursuant to this Section 9.02, shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 9.02 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%) (such resulting number, the “Permitted Number”); provided that the Permitted Number shall be reduced by (1) any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at such annual meeting by the Board of Directors as a Board of Directors nominee, and (2) any directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such an annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the Corporation). In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9.02 exceeds the Permitted Number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 9.02 thereafter is nominated by the Board of Directors, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 9.02), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

8.2.4.Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these By-Laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (2) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 9.02 for the next two annual meetings.
8.2.5.The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 9.02 and to make any and all determinations necessary or advisable to apply this Section 9.02 to any persons, facts or circumstances, including the power to determine (1) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (2) whether a Stockholder Notice complies with this Section 9.02 and has otherwise met the requirements of this Section 9.02, (3) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 9.02, and (4) whether any and all requirements of this Section 9.02 have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners). For purposes of applying the requirements of this Section 9.02 (including Section 9.02(A)(2)), the number of Required Shares required to be Owned by any person or persons during any time period shall be adjusted, in the manner determined by the Board of Directors (or any authorized committee thereof) to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of capital stock. Notwithstanding the foregoing provisions of this Section 9.02, unless otherwise required by law or otherwise determined by the chairperson of the meeting or the Board of Directors, if the stockholder or a qualified representative of the stockholder (as defined in Section 2.04(E)) does not attend the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. This Section 9.02 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials (other than with respect to Rule 14a-19 under the Exchange Act to the extent applicable to the Corporation’s proxy card).
9. AMENDMENTS
9.1.These By-Laws may be amended or repealed by the affirmative vote of a majority of the stockholders entitled to vote thereon or a majority of the directors then in office at any regular meeting of the stockholders or of the Board of Directors, respectively, or at any special meeting of the stockholders or of the Board of Directors, respectively, if notice of such proposed alteration or repeal be contained in the notice of such meeting. The stockholders may determine by majority vote that any action taken by them with respect to adoption, amendment or repeal of any part of these By-Laws shall not be subject to subsequent amendment or repeal by the Board of Directors, provided that any such determination shall be set forth in the appropriate place in the text of these By-Laws.
10. FORUM provisions
10.1.Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any (a) derivative action or proceeding brought on behalf of the Corporation, (b) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) action asserting a claim arising pursuant to any provision of Delaware Law or the Certificate of Incorporation or these By-Laws (as any of the foregoing may be amended from time to time) or (d) action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware in accordance with the preceding sentence (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such holder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933.